NP-89 Limited Dividend Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Financial Statements and Supporting Data Required by the United States Department of Housing and Urban Development

Year Ended December 31, 2005

Contents

Independent Auditors' Report

To the Partners of
NP-89 Limited Dividend Housing Association
Limited Partnership

We have audited the accompanying balance sheet of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD as of December 31, 2005 and the related statements of profit and loss, changes in partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued reports dated March 6, 2006, on our consideration of NP-89 Limited Dividend Housing Association Limited Partnership's internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, grant agreements, and other matters. The purpose of those reports is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental information (shown on pages 16-18 and pages 25-41) is presented for purposes of additional analysis and is not a required part of the basic financial statements of NP-89 Limited Dividend Housing Association Limited Partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

BDO Seidman, LLP

March 6, 2006

[redacted]

December 31,		2005
Assets		
Current Assets		
1120 Cash - operations	$	17,266
1125 Cash - entity		9,937
1130 Accounts receivable - tenant/member		5,501
1135 Accounts receivable - HUD		233
1170 Short-term investments - operations		67,170
1200 Miscellaneous prepaid expenses		20,513
Total Current Assets		120,620
Deposits		
1191 Tenant security deposits held in trust (Note 3)		34,441
1310 Escrows		38,300
1320 Replacement reserve (Note 2)		108,258
Total Deposits		180,999
Fixed Assets (Note 1)		
1410 Land		150,000
1420 Building		7,466,928
1450 Furniture for project/tenant use		270,305
Total Fixed Assets		7,887,233
1495 Less accumulated depreciation		(4,043,278)
Net Fixed Assets		3,843,955
1520 Intangible assets, net of accumulated amortization of $49,898		29,492
Total Assets		$ 4,175,066

Balance Sheet

December 31,	2005
Liabilities and Partners' Equity	
Current Liabilities	
2110 Accounts payable - operations	$ 21,955
2120 Accrued wages	4,988
2123 Accrued management fee payable	2,337
2132 Accrued interest payable - second mortgage	5,023
2170 Mortgage payable - first mortgage (short-term) (Note 1)	105,199
2172 Mortgage payable - second mortgage (short-term) (Note 1)	72,665
2191 Tenants' security deposits (Note 3)	32,724
2210 Prepaid revenue	4,033
Total Current Liabilities	248,924
Long-Term Liabilities (Note 1)	
2320 Mortgage payable - first mortgage, less current portion	2,077,139
2322 Mortgage payable - second mortgage, less current portion	1,201,297
Total Long-Term Liabilities	3,278,436
Total Liabilities	3,527,360
Contingency (Note 8)	
3130 **Partners' Equity**	647,706
Total Liabilities and Partners' Equity	$ 4,175,066

See accompanying summary of accounting policies and notes to financial statements.

NP-89 Limited Dividend Housing Association
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Statement of Profit and Loss

For Month/Period Beginning: January 1, 2005	Ending: December 31, 2005			
Part 1	Description of Account	Acct. No.	Amount*	
Rent Revenue 5100	Rent Revenue - Gross Potential	5120	$ 302,556	
	Tenant Assistance Payments	5121	$ 877,224	
	Rent Revenue - Stores and Commercial	5140	$ -	
	Garage and Parking Spaces	5170	$ -	
	Flexible Subsidy Revenue	5180	$ -	
	Miscellaneous Rent Revenue	5190	$ -	
	Excess Rent	5191	$ -	
	Rent Revenue/Insurance	5192	$ -	
	Special Claims Revenue	5193	$ 2,040	
	Retained Excess Income	5194	$ 1,186	
	Lease Revenue (Nursing Homes)	5195	$ -	
	Total Rent Revenue	5100T		$ 1,183,006
Vacancies 5200	Apartments	5220	(22,798)	
	Stores and Commercial	5240	(-)	
	Rental Concessions	5250	(-)	
	Garage and Parking Spaces	5270	(-)	
	Miscellaneous	5290	(-)	
	Total Vacancies	5200T		(22,798)
	Net Rental Revenue (Rent Revenue Less Vacancies)	5152N		$ 1,160,208
	Nursing Homes/Assisted Living/Board and Care/Other Elderly Care/Coop/and Other Revenues	5300		$ -
Financial Revenue 5400	Financial Revenue-Project Operations	5410	$ 958	
	Revenue from Investments-Residual Receipts	5430	$ -	
	Revenue from Investments-Replacement Reserve	5440	$ 2,695	
	Revenue from Investments-Miscellaneous	5490	$ -	
	Total Financial Revenue	5400T		$ 3,653
Other Revenue 5900	Laundry and Vending Revenue	5910	$ 919	
	Tenant Charges	5920	$ 6,964	
	Interest Reduction Payments Revenue	5945	$ -	
	Miscellaneous Revenue	5990	$ 3,918	
	Total Other Revenue	5900T		$ 11,801
	Total Revenue	5000T		$ 1,175,662
Administrative Expenses 6200/6300	Conventions and Meetings	6203	$ -	
	Management Consultants	6204	$ -	
	Advertising and Marketing	6210	$ 828	
	Other Renting Expenses	6250	$ 2,906	
	Office Salaries	6310	$ 27,529	
	Office Expenses	6311	$ 13,069	
	Office or Model Apartment Rent	6312	$ -	
	Management Fee	6320	$ 74,670	
	Manager or Superintendent Salaries	6330	$ -	
	Administrative Rent Free Unit	6331	$ -	
	Legal Expense - Project	6340	$ 5,673	
	Audit Expense	6350	$ 8,750	
	Bookkeeping Fees/Accounting Services	6351	$ 10,483	
	Bad Debts	6370	$ 11,072	
	Miscellaneous Administrative Expenses	6390	$ 958	
	Total Administrative Expenses	6263T		$ 155,938

See accompanying summary of accounting policies and notes to financial statements.

NP-89 Limited Dividend Housing Association
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Statement of Profit and Loss

Utilities Expense 6400	Fuel Oil/Coal	6420	$ -	
	Electricity	6450	$ 13,083	
	Water	6451	$ 21,464	
	Gas	6452	$ 108,450	
	Sewer	6453	$ 36,207	
	Total Utilities Expense	6400T		$ 179,204
Operating and Maintenance Expenses 6500	Payroll	6510	$ 118,573	
	Supplies	6515	$ 79,159	
	Contracts	6520	$ 54,742	
	Operating and Maintenance Rent Free Unit	6521	$ -	
	Garbage and Trash Removal	6525	$ 10,042	
	Security Payroll/Contract	6530	$ 10,697	
	Security Rent Free Unit	6531	$ -	
	Heating/Cooling Repairs and Maintenance	6546	$ 3,965	
	Snow Removal	6548	$ 15,048	
	Vehicle Maintenance and Equipment Operation and Repairs	6570	$ 4,958	
	Miscellaneous Operating and Maintenance Expenses	6590	$ 124	
	Total Operating and Maintenance Expenses	6500T		$ 297,308
Taxes and Insurance 6700	Real Estate Taxes	6710	$ 40,206	
	Payroll Taxes (Project's share)	6711	$ 15,917	
	Property and Liability Insurance (Hazard)	6720	$ 32,802	
	Fidelity Bond Insurance	6721	$ 775	
	Workmen's Compensation	6722	$ 16,809	
	Health Insurance and Other Employee Benefits	6723	$ 23,382	
	Miscellaneous Taxes, Licenses, Permits and Insurance	6790	$ 2,206	
	Total Taxes and Insurance	6700T		$ 132,097
Financial Expenses 6800	Interest on Mortgage Payable	6820	$ 65,592	
	Interest on Notes Payable (Long-Term)	6830	$ -	
	Interest on Notes Payable (Short-Term)	6840	$ -	
	Mortgage Insurance Premium/Service Charge	6850	$ 17,650	
	Miscellaneous Financial Expenses	6890	$ -	
	Total Financial Expenses	6800T		$ 83,242
	Nursing Homes/Assisted Living/Board and Care/Other Elderly Care Expenses	6900		$ -
	Total Cost of Operations before Depreciation	6000T		$ 847,789
	Profit (Loss) before Depreciation	5060T		$ 327,873
	Depreciation Expenses	6600		$(307,998)
	Amortization Expense	6610		$(3,953)
	Operating Profit or (Loss)	5060N		$ 15,922
Corporate or Mortgagor Entity Expenses 7100	Entity Revenue	7105	$ 377	
	Officer Salaries	7110	$ -	
	Legal Expenses (Entity)	7120	$ -	
	Federal, State, and Other Income Taxes	7130	$ -	
	Interest on Notes Payable	7141	$ -	
	Interest on Mortgage Payable	7142	$ -	
	Other Expense (Note 4)	7190	$(59,767)	
	Net Entity Expenses	7100T		$(59,390)
	Profit or Loss (Net Income or Loss)	3250		$(43,468)

See accompanying summary of accounting policies and notes to financial statements.

NP-89 Limited Dividend
Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Statement of Changes in Partners' Equity
Year Ended December 31, 2005

	Total	General Partner	Limited Partner
Balance, January 1, 2005	$ 701,174	$ 101,491	$ 599,683
Distributions	(10,000)	-	(10,000)
Net loss	(43,468)	(435)	(43,033)
Balance, December 31, 2005	$ 647,706	$ 101,056	$ 546,650

See accompanying summary of accounting policies and notes to financial statements.

NP-89 Limited Dividend
Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Statement of Cash Flows
Year Ended December 31, 2005

	Cash - Operations	*Cash - Partnership*	***Total***
Cash Flows From Operating Activities			
Rental	$ 1,183,505	$ -	**$ 1,183,505**
Interest receipts	3,276	377	**3,653**
Miscellaneous	11,801	-	**11,801**
	1,198,582	377	**1,198,959**
Administrative	(56,330)	-	**(56,330)**
Management fees	(76,838)	-	**(76,838)**
Utilities	(175,773)	-	**(175,773)**
Salaries and wages	(158,192)	-	**(158,192)**
Operating and maintenance	(168,635)	-	**(168,635)**
Real estate taxes	(40,206)	-	**(40,206)**
Payroll taxes	(15,917)	-	**(15,917)**
Property insurance	(31,954)	-	**(31,954)**
Miscellaneous taxes and insurance	(43,172)	-	**(43,172)**
Mortgage insurance	(17,314)	-	**(17,314)**
Tenant security deposits	(832)	-	**(832)**
Interest on mortgage note and note payable	(66,541)	-	**(66,541)**
Entity expenses	-	(59,768)	**(59,768)**
Net Cash Provided By (Used In) Operating Activities	346,878	(59,391)	**287,487**
Cash Flows From Investing Activities			
Purchases of fixed assets	(86,230)	-	**(86,230)**
Increase in the reserve for replacement	(22,399)	-	**(22,399)**
Decrease in escrows	14,145	-	**14,145**
Net Cash Used In Investing Activities	(94,484)	-	**(94,484)**
Cash Flows From Financing Activities			
Mortgage principal payments	(161,094)	-	**(161,094)**
Distribution to partner	-	(10,000)	**(10,000)**
Deposit to partnership account	(69,734)	69,734	**-**
Net Cash (Used In) Provided By Financing Activities	(230,828)	59,734	**(171,094)**
Net Increase In Cash and Cash Equivalents	21,566	343	**21,909**
Cash and Cash Equivalents, beginning of year	62,870	9,594	**72,464**
Cash and Cash Equivalents, end of year	$ 84,436	$ 9,937	**$ 94,373**

See accompanying summary of accounting policies and notes to financial statements.

NP-89 Limited Dividend
Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Statement of Cash Flows
Year Ended December 31, 2005

	Cash - Operations	*Cash - Partnership*	***Total***
Reconciliation Of Net Income (Loss) To Net Cash Used In Operating Activities			
Net income (loss)	$ 15,923	$ (59,391)	**$ (43,468)**
Adjustments to reconcile net loss to net cash used in operating activities			
Depreciation and amortization	311,951	-	**311,951**
Decrease in accounts receivable	20,045	-	**20,045**
Decrease in prepaid expenses	1,180	-	**1,180**
Increase in tenant security deposits held in trust	(694)	-	**(694)**
Increase in trade accounts payable	319	-	**319**
Decrease in accrued expenses	(4,510)	-	**(4,510)**
Decrease in tenant security deposits	(138)	-	**(138)**
Increase in prepaid revenues	2,802	-	**2,802**
Net Cash Provided By (Used In) Operating Activities	$ 346,878	$ (59,391)	**$ 287,487**

See accompanying summary of accounting policies and notes to financial statements.

Summary of Accounting Policies

Organization

The Partnership was formed as a limited partnership under the laws of the State of Michigan on October 5, 1989 for the purpose of acquiring, maintaining and operating a rental housing project, pursuant to Section 236 of the National Housing Act. Such projects are regulated by the U.S. Department of Housing and Urban Development (HUD) as to rent charges and operating methods. The project consists of 168 units, known as NP-89 Limited Dividend Housing Association Limited Partnership and is located in Clinton Township, Michigan.

Each building of the project has qualified and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42 ("Section 42") which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of fifteen consecutive years in order to remain qualified to receive the credits. In addition, NP-89 Limited Dividend Housing Association Limited Partnership has executed a regulatory agreement/restrictive covenant which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even after the disposition of the project by the Partnership.

Cash distributions are limited by agreements between the Partnership and HUD to $21,253 per year to the extent of surplus cash as defined by HUD. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide surplus cash in excess of current requirements.

Fixed Assets and Depreciation

Fixed assets are recorded at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line and accelerated methods.

Tax Abatement Program

The project is a participant in a tax abatement program providing for payments in lieu of taxes ("PILOT"). The payments are computed as 4 percent of net rental income less utilities expense and bad debts. The payments are deducted in the statement of profit and loss in the year in which the rental income is earned.

Summary of Accounting Policies

Partnership Allocation

Income or loss of the Partnership is allocated one percent to the general partner and 99 percent to the limited partner. Distributable net cash flow, as defined by the Partnership agreement, is distributable one percent to the general partner and 99 percent to the limited partner.

No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. These investments are classified as a current asset under the category short-term investments on the balance sheet.

1. Mortgage Payable

The first mortgage in the original amount of $3,285,000 is insured by the Federal Housing Administration (FHA), and is payable in monthly principal and interest installments of $7,195, net of an interest reduction subsidy through December 2007. The note bears interest at 8.75% per annum. However, HUD through the interest reduction subsidy, reduces the interest rate to an effective annual rate of 1%. The outstanding balance on the first mortgage totaled $2,182,338 at December 31, 2005.

During September 2003, the Partnership refinanced its outstanding second mortgage by obtaining a new second mortgage note in the amount of $1,444,100. The note is payable in monthly installments of principal and interest of approximately $11,796, through June 2018. The note bears interest at 5.55% per annum. The outstanding balance on the second mortgage totaled $1,273,962 at December 31, 2005.

The liability of the Partnership under the mortgage notes is limited to the underlying value of the real estate collateral plus other amounts deposited with the lenders.

Maturities of the first and second mortgages payable for the five years following December 31, 2005 are as follows: 2006 - $177,864; 2007 - $186,725; 2008 - $201,111; 2009 - $216,658; and 2010 - $233,463.

2. Reserve for Replacements

The reserve for replacement is controlled by the mortgagee for the benefit of the project. Disbursements may be made for capital expenditures, such as the replacement of assets, upon written approval by HUD. As required by the regulatory agreement, the reserve for replacement must be funded monthly. As of December 31, 2005, this account was funded as required.

3. Tenant Security Deposits

HUD regulations require that any funds collected as security deposits shall be kept separate and apart from all other partnership funds in a trust account. At December 31, 2005, the Partnership had funded the following:

Required Funding at December 31, 2005	$ 32,724
Funded at December 31, 2005	
Deposits held in trust	$ 34,441

4. Related Party Transactions

Partnership Administration Fees

The Partnership has entered into a Partnership Administration Services agreement with the general partner for its services in managing the business of the Partnership. The annual fee is equal to 50% of net cash flow available for distribution as defined in the Partnership agreement subject to the availability of surplus cash, up to a maximum of $25,000 per year. If in any year, 50% of net cash flow available for distribution is in excess of $25,000, then such excess will be paid to the general partner to the extent the partnership administration fee paid in any prior year was less than $25,000 and such shortfall has not previously been paid. During 2005 the general partner was paid the $49,734.

In addition, the general partner will receive an Annual Incentive Partnership Administration Fee up to a maximum of $10,000 per year. This fee is to be paid solely from the net cash flow available for distribution as defined in the Partnership agreement and is subject to the availability of surplus cash. No shortfall in this fee shall be paid in subsequent years. During 2005, the general partner was paid the $10,000 Incentive Partnership Administration Fee.

5. Management Fees

The property is managed pursuant to a management agreement. Management fees are payable at 6.45% of rental revenue and other income collected. Management fees charged to operations in 2005 totaled $74,670. In 2005, the property manager charged the property $10,483 for bookkeeping and accounting services.

6. Housing Assistance Payment Contract Agreements

The Federal Housing Administration (FHA) has contracted with the Partnership under Section 8 of Title II of the Housing and Community Development Act of 1974 to make housing assistance payments to the Partnership on behalf of qualified tenants. The agreement expires June 30, 2009.

7. Supplemental Disclosure of Cash Flow Information

During 2005, the Partnership paid $65,592 for interest.

8. Contingency

The project's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

NP-89 Limited Dividend
Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Supporting Data Required by
the United States Department of
Housing and Urban Development
Year Ended December 31, 2005

Supporting Data Required by HUD
Year Ended December 31, 2005

A. Reserve Funds

Reserve for Replacement

In accordance with the provisions of the Regulatory Agreement, restricted cash is held by Heartland Bank to be used for replacement of property with the approval of HUD as follows:

Balance, beginning of year	$ 85,859
Monthly deposits ($1,642 x 12)	19,704
Interest earnings	2,695
Draws	-
Balance, end of year	$ 108,258

B. Changes In Fixed Assets

	Land	*Building*	*Furniture for Project/Tenant Use*	***Totals***
Balance, January 1, 2005	$ 150,000	$ 7,410,264	$ 240,739	**$ 7,801,003**
Additions	-	56,664	29,566	**86,230**
Balance, December 31,2005	$ 150,000	$ 7,466,928	$ 270,305	**$ 7,887,233**
Accumulated Depreciation				
Balance, January 1, 2005	$ -	$ 3,560,634	$ 174,646	**$ 3,735,280**
Current provisions	-	271,870	36,128	**307,998**
Balance, December 31, 2005	$ -	$ 3,832,504	$ 210,774	**$ 4,043,278**
Net Book Value, December 31, 2005	$ 150,000	$ 3,634,424	$ 59,531	**$ 3,843,955**

C. Supplemental Item Not Applicable to this Project

Residual receipts

Computation of Surplus Cash, Distributions and Residual Receipts

Project Name: NP-89 Limited Dividend Housing Association Limited Partnership	Fiscal Period Ended: 12/31/05	Project Number: 044-44381-LD

Part A - Compute Surplus Cash

Cash

1. Cash	$ 118,877	
2. Tenant subsidy vouchers due for period covered by financial statement	$ 233	
3. Other (describe)	$ -	
(a) **Total Cash** (Add Lines 1, 2 and 3)		$ 119,110
Current Obligations		
4. Accrued mortgage interest payable	$ 5,023	
5. Delinquent mortgage principal payments	$ -	
6. Delinquent deposits to reserve for replacements	$ -	
7. Accounts payable (due within 30 days)	$ 21,955	
8. Loans and notes payable (due within 30 days)	$ -	
9. Deficient Tax Insurance or MIP Escrow Deposits	$ -	
10. Accrued expenses (not escrowed)	$ 7,325	
11. Prepaid Revenue	$ 4,033	
12. Tenant security deposits liability	$ 32,724	
13. Other (Describe)	$ -	
(b) **Less Total Current Obligations** (Add Lines 4 through 13)		$ 71,060
(c) **Surplus Cash (Deficiency)** (Line (a) minus Line (b))		$ 48,050

Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts

1. Surplus Cash		$ 48,050
Limited Dividend Projects		
2a. Annual Distribution Earned During Fiscal Period Covered by the Statement	$ 21,253	
2b. Distribution Accrued and Unpaid as of the End of the Prior Fiscal Period	355,735	
2c. Distributions Paid During Fiscal Period Covered by Statement	$(69,734)	
3. Amount to be Carried on Balance Sheet as Distribution Earned but Unpaid (Line 2a plus 2b minus 2c)	$ 307,254	
4. Amount Available for Distribution During Next Fiscal Period		$ 48,050
5. Deposit Due Residual Receipts (Must be deposited with Mortgagee within 60 days after Fiscal Period ends)		$ -

Computation of Surplus Cash, Distributions and Residual Receipts

Project Name: **NP-89 Limited Dividend Housing Association Limited Partnership**	Fiscal Period Ended: 06/30/05	Project Number: 044-44381-LD

Part A - Compute Surplus Cash

Cash

1. Cash	$	82,514		
2. Tenant subsidy vouchers due for period covered by financial statement	$	1,388		
3. Other (describe)	$	-		
(a) **Total Cash** (Add Lines 1, 2 and 3)			$	83,902
Current Obligations				
4. Accrued mortgage interest payable	$	5,528		
5. Delinquent mortgage principal payments	$	-		
6. Delinquent deposits to reserve for replacements	$	-		
7. Accounts payable (due within 30 days)	$	12,189		
8. Loans and notes payable (due within 30 days)	$	-		
9. Deficient Tax Insurance or MIP Escrow Deposits	$	-		
10. Accrued expenses (not escrowed)	$	9,038		
11. Prepaid Revenue	$	1,412		
12. Tenant security deposits liability	$	33,148		
13. Other (Describe)	$	-		
(b) **Less Total Current Obligations** (Add Lines 4 through 13)			$	61,315
(c) **Surplus Cash (Deficiency)** (Line (a) minus Line (b))			$	22,587

Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts

1. Surplus Cash			$	22,587
Limited Dividend Projects				
2a. Annual Distribution Earned During Fiscal Period Covered by the Statement	$	10,627		
2b. Distribution Accrued and Unpaid as of the End of the Prior Fiscal Period	$	355,735		
2c. Distributions Paid During Fiscal Period Covered by Statement	$(	47,147)		
3. Amount to be Carried on Balance Sheet as Distribution Earned but Unpaid (Line 2a plus 2b minus 2c)	$	319,215		
4. Amount Available for Distribution During Next Fiscal Period			$	22,587
5. Deposit Due Residual Receipts (Must be deposited with Mortgagee within 60 days after Fiscal Period ends)			$	-

NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership) HUD Project No. 044-44381-LD

Independent Auditors' Report on Internal Control (Combined Report Applicable to Internal Control Over Financial Reporting Based on an Audit of Financial Statements and Internal Control Over Compliance for HUD-Assisted Programs)

To the Partners of
NP-89 Limited Dividend Housing Association
Limited Partnership

We have audited the financial statements of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD, as of and for the year ended December 31, 2005, and have issued our report thereon dated March 6, 2006. We have also audited the Partnership's compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated March 6, 2006.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether the Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of the Partnership is responsible for establishing and maintaining effective internal control. In planning and performing our audit of the financial statements, we considered the Partnership's internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a major HUD-assisted program in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide an opinion on the internal control over financial reporting and the internal control over compliance.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses. A material weakness is a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud that would be material in relation to the financial statements or that noncompliance with applicable requirements of laws and regulations that would be material in relation to a major HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

Independent Auditors' Report on Internal Control (Combined Report Applicable to Internal Control Over Financial Reporting Based on an Audit of Financial Statements and Internal Control Over Compliance for HUD-Assisted Programs)

This report is intended solely for the information and of the partners, management, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

BDO Seidman, LLP

Certified Public Accountants

Troy, Michigan
March 6, 2006

NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership) HUD Project No. 044-44381-LD

Independent Auditors' Report on Compliance with Specific Requirements Applicable to Major HUD Programs

To the Partners of
NP-89 Limited Dividend Housing Association
Limited Partnership

We have audited the compliance of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD, with the specific program requirements governing federal financial reports; mortgage status; replacement reserve; residual receipts; distributions to owners; tenant application, eligibility, and recertification; management functions; unauthorized change of ownership/acquisition of liabilities; unauthorized loans of project funds; unauthorized transfer of beneficial interest; electronic submission verification and excess income that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005. Compliance with those requirements is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the Partnership's compliance based on our audit

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about the Partnership's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the Partnership's compliance with those requirements.

The results of our tests disclosed no instances of other matters that are required to be reported under Government Auditing Standards.

In our opinion, the Partnership complied, in all material respects, with the requirements referred to above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005.

This report is intended solely for the information of the partners, management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

BDO Seidman, LLP

Certified Public Accountants

Troy, Michigan
March 6, 2006

NP-89 Limited Dividend
Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Independent Auditors' Report on Compliance with Specific Requirements Applicable to Fair Housing and Non-Discrimination

To the Partners of
NP-89 Limited Dividend Housing Association
Limited Partnership

We have applied procedures to test the Partnership's compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2005.

Our procedures were limited to the applicable compliance requirement described by the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on the Partnership's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our test disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of the partners, management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

BDO Seidman, LLP

Certified Public Accountants

Troy, Michigan
March 6, 2006

NP-89 Limited Dividend
Housing Association Limited Partnership
(a Michigan Limited Partnership)
HUD Project No. 044-44381-LD

Certification of Partners

We hereby certify that we have examined the accompanying financial statements and supplemental data of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD and, to the best of our knowledge and belief, the same is complete and accurate.

General Partner

Gerald A. Krueger, President
American Community Developers, Inc.

E.I.N. 38-2895782

ndependent
Management Services

14381 North Road
Fenton, Michigan 48430
Phone: (810) 750-7000
Fax: (810) 750-7840
Email: IMSTeam.NET

We hereby certify that we have examined the accompanying financial statements and supplemental data of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD and, to the best of our knowledge and belief, the same is complete and accurate.

Frank Carswell, President
Independent Management Services, Management
Agent for NP-89 Limited Dividend Housing
Association Limited Partnership

3-27-04
Date

E.I.N. 38-2888423

Annual Financial Statement

Electronic Submission

U.S. Department of Housing and Urban Development
Real Estate Assessment Center (REAC)

Your AUD-2000.04 Statement Data for

Project Name	FHA/Contract Number	Date From	Date To
NEWPORT APARTMENTS II	04444381	01/01/2005	12/31/2005

has been Accepted on Mar 29, 2006 09:35 PM!

FASSUB Main Menu

<REAC Financial Assessment for FHA/MF Housing>

Comments or Questions <REAC Technical Assistance Center>

Annual Financial Statement
Electronic Submission
U.S. Department of Housing and Urban Development
Real Estate Assessment Center (REAC)

Owner: NEWPORT-89, LDHALP TIN: 382895782
Reporting From: 01/01/2005 Reporting To: 12/31/2005
FHA/Contract Number(s): 04444381 Submission Type: AUD-2000.04

Assets

Account	Description	Value
1120	Cash - Operations	$ 17,266
1125	Cash - Entity	$ 9,937
1130	Tenant/Member Accounts Receivable (Coops)	$ 5,501
1130N	Net Tenant Accounts Receivable	$ 5,501
1135	Accounts Receivable - HUD	$ 233
1170	Short Term Investments - Operations	$ 67,170
1200	Miscellaneous Prepaid Expenses	$ 20,513
1100T	Total Current Assets	$ 120,620
1191	Tenant/Patient Deposits Held in Trust	$ 34,441
1310	Escrow Deposits	$ 38,300
1320	Replacement Reserve	$ 108,258
1300T	Total Deposits	$ 146,558
1410	Land	$ 150,000
1420	Buildings	$ 7,466,928
1450	Furniture for Project/Tenant Use	$ 270,305
1400T	Total Fixed Assets	$ 7,887,233
1495	Accumulated Depreciation	$ 4,043,278
1400N	Net Fixed Assets	$ 3,843,955
1520	Intangible Assets	$ 29,492
1500T	Total Other Assets	$ 29,492
1000T	Total Assets	$ 4,175,066

Liabilities

Account	Description	Value
2110	Accounts Payable - Operations	$ 21,955
2120	Accrued Wages Payable	$ 4,988
2123	Accrued Management Fee Payable	$ 2,337
2132	Accrued Interest Payable - Other Mortgages	$ 5,023

Detail - Accrued Interest Payable - Other Mortgages
2132-010 - Type of Mortgage Second Mortgage

Account	Description	Value	
	2132-020 - Amount of Mortgage Interest	$ 5,023	
2170	Mortgage (or Bonds) Payable - First Mortgage (Bonds) (Short Term)		$ 105,199
2172	Other Mortgages Payable (Short Term)		$ 72,665
	Detail - Other Mortgages Payable (Short Term)		
	2172-010 - Type of Mortgage	Second Mortgage	
	2172-020 - Short-term Mortgage Principal Payable	$ 72,665	
2210	Prepaid Revenue		$ 4,033
2122T	Total Current Liabilities		$ 216,200
2191	Tenant/Patient Deposits Held In Trust (Contra)		$ 32,724
2320	Mortgage (or Bonds) Payable - First Mortgage (or Bonds)		$ 2,077,139
2322	Other Mortgages Payable (Long Term)		$ 1,201,297
	Detail - Other Mortgages Payable (Long Term)		
	2322-010 - Type of Mortgage	Second Mortgage	
	2322-020 - Amount of Mortgage(s) Payable	$ 1,201,297	
2300T	Total Long Term Liabilities		$ 3,278,436
2000T	Total Liabilities		$ 3,527,360

Equity Data - Entities other than Corporations

Account	Description	Value
3130	Total Equity	$ 647,706
2033T	Total Liabilities and Equity	$ 4,175,066

Rent Revenue

Account	Description	Value
5120	Rent Revenue - Gross Potential	$ 302,556
5121	Tenant Assistance Payments	$ 877,224
5193	Special Claims Revenue	$ 2,040
5194	Retained Excess Income	$ 1,186
5100T	Total Rent Revenue	$ 1,183,006

Vacancies

Account	Description	Value
5220	Apartments	$ 22,798
5200T	Total Vacancies	$ 22,798
5152N	Net Rental Revenue (Rent Revenue Less Vacancies)	$ 1,160,208

Financial Revenue

Account	Description	Value
5410	Financial Revenue - Project Operations	$ 958
5440	Revenue from Investments - Replacement Reserve	$ 2,695
5400T	Total Financial Revenue	$ 3,653

Other Revenue

Account	Description	Value	
5910	Laundry and Vending Revenue		$ 919
5920	Tenant Charges		$ 6,964
5990	Miscellaneous Revenue		$ 3,918
	Details - Miscellaneous Revenue		
	5990-010 - Description	Attorney Fees/Lockout Charges	
	5990-020 - Amount	$ 3,918	
5900T	Total Other Revenue		$ 11,801
5000T	Total Revenue		$ 1,175,662
	Administrative Expenses		
Account	Description	Value	
6210	Advertising and Marketing		$ 828
6250	Other Renting Expenses		$ 2,906
6310	Office Salaries		$ 27,529
6311	Office Expenses		$ 13,069
6320	Management Fee		$ 74,670
6340	Legal Expense - Project		$ 5,673
6350	Audit Expense		$ 8,750
6351	Bookkeeping Fees/Accounting Services		$ 10,483
6370	Bad Debts		$ 11,072
6390	Miscellaneous Administrative Expenses		$ 958
	Details - Miscellaneous Administrative Expenses		
	6390-010 - Description	Miscellaneous Dues & Fees	
	6390-020 - Amount	$ 958	
6263T	Total Administrative Expenses		$ 155,938
	Utilities Expenses		
Account	Description	Value	
6450	Electricity		$ 13,083
6451	Water		$ 21,464
6452	Gas		$ 108,450
6453	Sewer		$ 36,207
6400T	Total Utilities Expense		$ 179,204
	Operating & Maintenance Expenses		
Account	Description	Value	
6510	Payroll		$ 118,573
6515	Supplies		$ 79,159
6520	Contracts		$ 54,742
6525	Garbage and Trash Removal		$ 10,042
6530	Security Payroll/Contract		$ 10,697
6546	Heating/Cooling Repairs and Maintenance		$ 3,965
6548	Snow Removal		$ 15,048
6570	Vehicle and Maintenance Equipment Operation and Repairs		$ 4,958
6590	Miscellaneous Operating and Maintenance Expenses		$ 124
	Details - Miscellaneous Operating and Maintenance Expenses		
	6590-010 - Description	Prop. Manager Misc. Expenses	

	6590-020 - Amount	$ 124	
6500T	Total Operating and Maintenance Expenses		$ 297,308

Taxes & Insurance

Account	Description	Value	
6710	Real Estate Taxes		$ 40,206
6711	Payroll Taxes (Project's Share)		$ 15,917
6720	Property & Liability Insurance (Hazard)		$ 32,802
6721	Fidelity Bond Insurance		$ 775
6722	Workmen's Compensation		$ 16,809
6723	Health Insurance and Other Employee Benefits		$ 23,382
6790	Miscellaneous Taxes, Licenses, Permits and Insurance		$ 2,206
	Details - Miscellaneous Taxes, Licenses, Permits and Insurance		
	6790-010 - Description	State of Michigan - Boiler Inspections	
	6790-020 - Amount	$ 1,774	
	6790-010 - Description	Auto Owners Insurance	
	6790-020 - Amount	$ 432	
6700T	Total Taxes and Insurance		$ 132,097

Financial Expenses

Account	Description	Value	
6820	Interest on First Mortgage (or Bonds) Payable		$ 65,592
6850	Mortgage Insurance Premium/ Service Charge		$ 17,650
6800T	Total Financial Expenses		$ 83,242

Operating Results

Account	Description	Value	
6000T	Total Cost of Operations before Depreciation		$ 847,789
5060T	Profit (Loss) before Depreciation		$ 327,873
6600	Depreciation Expenses		$ 307,998
6610	Amortization Expense		$ 3,953
5060N	Operating Profit or (Loss)		$ 15,922

Corporate or Mortgagor Revenue/Expenses

Account	Description	Value	
7105	Entity Revenue		$ 377
7190	Other Expenses		$ 59,767
	Details - Other Expenses		
	7190-010 - Description	Partnership Admin. Fees	
	7190-020 - Amount	$ 59,734	
	7190-010 - Description	Bank Fees	
	7190-020 - Amount	$ 33	
7100T	Net Entity Expenses		$ 59,390

Profit or Loss

Account	Description	Value	
3250	Profit or Loss (Net Income or		

Account	Description	Value
	Loss)	$ -43,468

Part II

Account	Description	Value
S1000-010	Total first mortgage (or bond) principal payments required during the audit year [12 monthly payments]. This applies to all direct loans, amortizing HUD-helds, and fully insured first mortgages.	$ 161,094
S1000-020	Total of 12 monthly deposits in the audit year into the Replacement Reserve account, as required by the Regulatory Agreement even if payments may be temporarily suspended or reduced.	$ 19,704

Equity Data - Entities other than Corporations

Account	Description	Value
S1100-010	Beginning of Year Balance	$ 701,174
3250	Net Income or Loss	$ -43,468
S1200-420	Distributions	$ -10,000
3130	End of Year - 3130	$ 647,706

Cash Flow from Operating Activities

Account	Description	Value
S1200-010	Rental Receipts	$ 1,183,505
S1200-020	Interest Receipts	$ 3,653
S1200-030	Other Operating Receipts	$ 11,801
S1200-040	Total Receipts	$ 1,198,959
S1200-050	Administrative	$ -56,330
S1200-070	Management Fee	$ -76,838
S1200-090	Utilities	$ -175,773
S1200-100	Salaries and Wages	$ -158,192
S1200-110	Operating and Maintenance	$ -168,635
S1200-120	Real Estate Taxes	$ -40,206
S1200-140	Property Insurance	$ -31,954
S1200-150	Miscellaneous Taxes and Insurance	$ -43,172
S1200-160	Tenant Security Deposits	$ -832
S1200-170	Other Operating Expenses	$ -15,917
S1200-180	Interest on First Mortgage	$ -78,681
S1200-181	Interest Payments - Second Mortgage	$ 12,140
S1200-210	Mortgage Insurance Premium (MIP)	$ -17,314
S1200-225	Entity/Construction Disbursements	$ -59,768
	Details - Entity/Construction Disbursements	
	S1200-226 - Description: Partnership Admin. Fees	
	S1200-227 - Amount: $ -59,768	
S1200-230	Total Disbursements	$ -911,472

Account	Description	Value
S1200-240	Net Cash provided by (used in) Operating Activities	$ 287,487

Cash Flow from Investing Activities

Account	Description	Value
S1200-245	Net Deposits to the Mortgage Escrow account	$ 14,145
S1200-250	Net Deposits to the Reserve for Replacement account	$ -22,399
S1200-330	Net Purchase of Fixed Assets	$ -86,230
S1200-350	Net Cash used in Investing Activities	$ -94,484

Cash Flow from Financing Activities

Account	Description	Value
S1200-360	Principal Payments - First Mortgage (or Bonds)	$ -161,094
S1200-420	Distributions	$ -10,000
S1200-460	Net Cash used in Financing Activities	$ -171,094
S1200-470	Net increase (decrease) in Cash and Cash Equivalents	$ 21,909

Cash and Cash Equivalents

Account	Description	Value
S1200-480	Beginning of Period Cash	$ 72,464
S1200T	End of Period Cash	$ 94,373

Reconciliation of Net Profit (Loss) to Net Cash Provided by (Used in) Operating Activities

Account	Description	Value
3250	Profit or Loss (Net Income or Loss)	$ -43,468

Adjustments to Reconcile Net Profit (Loss) to Net Cash Provided by (Used in) Operating Activities

Account	Description	Value
6600	Depreciation Expenses	$ 307,998
6610	Amortization Expense	$ 3,953
S1200-500	Decrease (increase) in Accounts Receivable - Other	$ 20,045
S1200-520	Decrease (increase) in Prepaid Expenses	$ 1,180
S1200-530	Decrease (increase) in Cash Restricted for Tenant Security Deposits	$ -694
S1200-540	Increase (decrease) in Accounts Payable	$ 319
S1200-560	Increase (decrease) in Accrued Liabilities	$ -4,510
S1200-580	Increase (decrease) in Tenant Security Deposits held in trust	$ -138
S1200-590	Increase (decrease) in Prepaid Revenue	$ 2,802

Net Cash provided by (used in) Operating Activities

Account	Description	Value
S1200-610	Net Cash provided by (used in) Operating Activities	$ 287,487

Notes

Account	Description	Value
S3100-010	Organization and Presentation Note	The Partnership was formed as a limited partnership under the laws of the State of Michigan on October 5, 1989 for the purpose of acquiring, maintaining and operating a rental housing project, pursuant to Section 236 of the National Housing Act. Such projects are regulated by the U.S. Department of Housing and Urban Development (HUD) as to rent charges and operating methods. The project consists of 168 units, known as NP-89 Limited Dividend Housing Association Limited Partnership and is located in Clinton Township, Michigan. Each building of the project has qualified and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42 (Section 42) which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of fifteen consecutive years in order to remain qualified to receive the credits. In addition, NP-89 Limited Dividend Housing Association Limited Partnership has executed a regulatory agreement/restrictive covenant which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even after the disposition of the project by the Partnership. Cash distributions are limited by agreements between the Partnership and HUD to $21,253 per year to the extent of surplus cash as defined by HUD. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide surplus cash in excess of current requirements.
S3100-040	Summary of Significant Accounting Policies Note	Fixed Assets and Depreciation: Fixed assets are recorded at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line and accelerated methods. Tax Abatement Program: The project is a participant in a tax abatement program providing for payments in lieu of taxes (PILOT). The payments are computed as 4 percent of net rental income less utilities expense and bad debts. The payments are deducted in the statement of profit and loss in the year in which the rental income is

		earned. Partnership Allocation: Income or loss of the Partnership is allocated one percent to the general partner and 99 percent to the limited partner. Distributable net cash flow, as defined by the Partnership agreement, is distributable one percent to the general partner and 99 percent to the limited partner. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns. Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash Equivalents: For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. These investments are classified as a current asset under the category short-term investments on the balance sheet.
S3100-050	Mortgages (or Bond) Payable Note	The first mortgage in the original amount of $3,285,000 is insured by the Federal Housing Administration (FHA), and is payable in monthly principal and interest installments of $7,195, net of an interest reduction subsidy through December 2007. The note bears interest at 8.75% per annum. However, HUD through the interest reduction subsidy, reduces the interest rate to an effective annual rate of 1%. The outstanding balance on the first mortgage totaled $2,182,338 at December 31, 2005. During September 2003, the Partnership refinanced its outstanding second mortgage by obtaining a new second mortgage note in the amount of $1,444,100. The note is payable in monthly installments of principal and interest of approximately $11,796, through June 2018. The note bears interest at 5.55% per annum. The outstanding balance on the second mortgage totaled $1,273,962 at December 31, 2005. The liability of the Partnership under the mortgage notes is limited to the underlying value of the real

		estate collateral plus other amounts deposited with the lenders. Maturities of the first and second mortgages payable for the five years following December 31, 2005 are as follows: 2006 - $177,864; 2007 - $186,725; 2008 - $201,111; 2009 - $216,658; and 2010 - $233,463.
	Details - Mortgages Payable	
	S3100-060 - Principal Payments in the next 12 months - Year 1	$ 177,864
	S3100-070 - Principal Payments in the next 12 months - Year 2	$ 186,725
	S3100-080 - Principal Payments in the next 12 months - Year 3	$ 201,111
	S3100-090 - Principal Payments in the next 12 months - Year 4	$ 216,658
	S3100-100 - Principal Payments in the next 12 months - Year 5	$ 233,463
	S3100-110 - Principal Payments remaining after Year 5	$ 2,657,137
S3100-200	Related Party Transactions Note	Partnership Administration Fees The Partnership has entered into a Partnership Administration Services agreement with the general partner for its services in managing the business of the Partnership. The annual fee is equal to 50% of net cash flow available for distribution as defined in the Partnership agreement subject to the availability of surplus cash, up to a maximum of $25,000 per year. If in any year, 50% of net cash flow available for distribution is in excess of $25,000, then such excess will be paid to the general partner to the extent the partnership administration fee paid in any prior year was less than $25,000 and such shortfall has not previously been paid. During 2005 the general partner was paid the $49,734. In addition, the general partner will receive an Annual Incentive Partnership Administration Fee up to a maximum of $10,000 per year. This fee is to be paid solely from the net cash flow available for distribution as defined in the Partnership agreement and is subject to the availability of surplus cash. No shortfall in this fee shall be paid in subsequent years. During 2005, the general partner was paid the $10,000 Incentive

		Partnership Administration Fee.
	Details - Related Party Transactions	
	S3100-210 - Company Name	American Community Developers
	S3100-220 - Amount Received	$ 59,734
S3100-230	Management Fee Note	The property is managed pursuant to a management agreement. Management fees are payable at 6.45% of rental revenue and other income collected. Management fees charged to operations in 2005 totaled $74,670. In 2005, the property manager charged the property $10,483 for bookkeeping and accounting services.
S3100-240	Additional Note	Reserve for Replacements: The reserve for replacement is controlled by the mortgagee for the benefit of the project. Disbursements may be made for capital expenditures, such as the replacement of assets, upon written approval by HUD. As required by the regulatory agreement, the reserve for replacement must be funded monthly. As of December 31, 2005, this account was funded as required.
S3100-240	Additional Note	Tenant Security Deposits: HUD regulations require that any funds collected as security deposits shall be kept separate and apart from all other partnership funds in a trust account. At December 31, 2005, the Partnership had funded the following: Required Funding at December 31, 2005 - $32,724 Funded at December 31, 2005 (Deposits held in trust) - $34,441
S3100-240	Additional Note	Housing Assistance Payment Contract Agreements: The Federal Housing Administration (FHA) has contracted with the Partnership under Section 8 of Title II of the Housing and Community Development Act of 1974 to make housing assistance payments to the Partnership on behalf of qualified tenants. The agreement expires June 30, 2009
S3100-240	Additional Note	Supplemental Disclosure of Cash Flow Information: During 2005, the Partnership paid $65,592 for interest
S3100-240	Additional Note	Contingency: The project's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

Report on the Financial Statement

Account	Description	Value

S2100-020	Opinion	UNQUALIFIED
S2100-050	Going Concern Issue	N

Report on Supplemental Data

Account	Description	Value
S2100-100	Opinion	UNQUALIFIED

Report on Internal Controls

Account	Description	Value
S2200-020	Reportable Conditions Indicator	N
S2200-030	Material Weaknesses Indicator	N

Report on Compliance - Major Programs

Account	Description	Value
S2300-020	Opinion	UNQUALIFIED
S2300-030	Material Non-Compliance Indicator	N

Report on Compliance - Non-Major Programs

Account	Description	Value
S2400-020	Material Non-Compliance Indicator	N

Report on Compliance - Affirmative Fair Housing

Account	Description	Value
S2500-020	Material Non-Compliance Indicator	N

Schedule of Findings and Questioned Costs

Account	Description	Value
S2700-110	Contact Person First Name	Fred
S2700-120	Contact Person Middle Initial	D
S2700-130	Contact Person Last Name	Rozelle

Schedule of Reserve for Replacement

Account	Description	Value
1320P	Balance at Beginning of Year	$ 85,859
1320DT	Total Monthly Deposits	$ 19,704
1320INT	Interest on Replacement Reserve Accounts	$ 2,695
1320WT	Approved Withdrawals	$ 0
1320	Balance at End of Year, Confirmed by Mortgagee	$ 108,258
1320R	Deposits Suspended or Waived Indicator	N

Computation of Surplus Cash, Distributions, and Residual Receipts (Annual)

Account	Description	Value
S1300-010	Cash	$ 118,877
1135	Accounts Receivable - HUD	$ 233
S1300-040	Total Cash	$ 119,110
S1300-050	Accrued Mortgage (or Bond) Interest Payable	$ 5,023
S1300-075	Accounts Payable - 30 days	$ 21,955
S1300-100	Accrued Expenses [not escrowed]	$ 7,325
2210	Prepaid Revenue	$ 4,033

2191	Tenant/Patient Deposits Held In Trust (Contra)	$ 32,724
S1300-140	Total Current Obligations	$ 71,060
S1300-150	Surplus Cash (Deficiency)	$ 48,050
S1300-160	Annual Distribution earned during fiscal period covered by the statement	$ 21,253
S1300-170	Distribution Accrued and Unpaid as of the end of the prior fiscal period	$ 355,735
S1300-180	Distributions and Entity Expenses paid during fiscal period covered by statement	$ 69,734
S1300-190	Distribution Earned but Unpaid	$ 307,254
S1300-200	Amount Available for distribution during next fiscal period	$ 48,050
S1300-210	Deposit Due Residual Receipts	$ 0

Computation of Surplus Cash, Distributions, and Residual Receipts (Mid-year)

Account	Description	Value
S1400-010	Semi-Annual Period Ended	06/30/2005
S1400-020	Cash	$ 82,514
S1400-030	Tenant Subsidy due for semi-annual period	$ 1,388
S1400-050	Total Cash	$ 83,902
S1400-060	Accrued Mortgage Interest Payable	$ 5,528
S1400-090	Accounts Payable [due within 30 days]	$ 12,189
S1400-120	Accrued Expenses [not escrowed]	$ 9,038
S1400-130	Prepaid Revenue	$ 1,412
S1400-140	Tenant Security Deposits Liability	$ 33,148
S1400-180	Total Current Obligations	$ 61,315
S1400-190	Surplus Cash (Deficiency)	$ 22,587
S1400-200	Distribution earned during semi-annual period	$ 10,627
S1400-210	Distribution Accrued and Unpaid as of the end of the semi-annual period	$ 355,735
S1400-220	Distributions and Entity Expenses paid during semi-annual period	$ 47,147
S1400-230	Distribution Earned but Unpaid	$ 319,215
S1400-240	Amount Available for Distribution during next fiscal period	$ 22,587
S1400-250	Deposit Due Residual Receipts	$ 0

Schedule of Changes in Fixed Asset Accounts

Account	Description	Value

1410P	Beginning Balance for 1410		$ 150,000
1410	Land		$ 150,000
1420P	Beginning Balance for 1420		$ 7,410,264
1420AT	Additions for 1420		$ 56,664
	Details - Additions for 1420		
	1420A-010 - Item Purchased	Roof Replc/Repair	
	1420A-030 - Total Amount	$ 45,525	
	1420A-010 - Item Purchased	Cabinets	
	1420A-030 - Total Amount	$ 11,139	
1420	Buildings		$ 7,466,928
1450P	Beginning Balance for 1450		$ 240,739
1450AT	Additions for 1450		$ 29,566
	Details - Additions for 1450		
	1450A-010 - Item Purchased	Computer/Monitor	
	1450A-030 - Total Amount	$ 1,785	
	1450A-010 - Item Purchased	Carpet	
	1450A-030 - Total Amount	$ 15,041	
	1450A-010 - Item Purchased	Refrigerator/Range	
	1450A-030 - Total Amount	$ 12,740	
1450	Furniture for Project/Tenant Use		$ 270,305
1400PT	Total Beginning Balance for Fixed Assets		$ 7,801,003
1400AT	Total Asset Additions		$ 86,230
1400T	Total Fixed Assets		$ 7,887,233
1495P	Beginning Balance for 1495		$ 3,735,280
6600	Total Provisions		$ 307,998
1495	Ending Balance for Accumulated Depreciation		$ 4,043,278
1400N	Total Net Book Value		$ 3,843,955

Mortgagor's Certification

Account	Description	Value
S2900-010	Narrative	We hereby certify that we have examined the accompanying financial statements and supplemental data of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD and, to the best of our knowledge and belief, the same is complete and accurate.
S2900-020	Name of Signatory #1	Gerald Krueger
S2900-025	Title of Certifying Official	President
S2900-040	Auditee Telephone Number	313-881-8150
S2900-050	Date of Certification	03/06/2006

Managing Agent's Certification

Account	Description	Value
S3000-010	Narrative	We hereby certify that we have examined the accompanying financial statements and supplemental data of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-44381-LD and, to the best of our knowledge

		and belief, the same is complete and accurate.
S3000-020	Name of Managing Agent	Independent Management Services
S3000-030	Name of Signatory	Frank Carswell
S3000-040	Managing Agent TIN	38-2888423
S3000-050	Name of Property Manager	JoAnne Stilley

Auditor's Transmittal Letter

Account	Description	Value
S3200-005	Audit Firm ID (UII)	55840
S3200-010	Audit Firm	BDO Seidman LLP-Troy
S3200-020	Lead Auditor First Name	Fred
S3200-030	Lead Auditor Middle Name	D
S3200-040	Lead Auditor Last Name	Rozelle
S3200-050	Auditor Street Address Line 1	755 W Big Beaver Rd
S3200-060	Auditor Street Address Line 2	Suite 1900
S3200-070	Auditor City	Troy
S3200-080	Auditor State	MI
S3200-090	Auditor Zip Code	48084
S3200-110	Telephone Number	248-362-2100
S3200-120	Audit Firm TIN	135381590
S3200-130	Date of Independent Auditor's Report	03/06/2006

- end of statement -

Annual Financial Statement

Electronic Submission

U.S. Department of Housing and Urban Development
Real Estate Assessment Center (REAC)

Project Name	FHA/Contract Number	Date From	Date To
NEWPORT APARTMENTS II	04444381	01/01/2005	12/31/2005

Submission Warning | **Auditor Procedures**

Independent Accountant's Report on Applying Agreed-Upon Procedure

We have performed the procedure described in the second paragraph of this report, which was agreed to by NEWPORT-89, LDHALP and the U.S. Department of Housing and Urban Development, Real Estate Assessment Center (REAC), solely to assist them in determining whether the electronic submission of certain information agrees with the related hard copy documents within the audit reporting package. NEWPORT-89, LDHALP is responsible for the accuracy and completeness of the electronic submission. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in the *Government Auditing Standards* issued by the Comptroller General of the United States. The sufficiency of the procedure is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedure described below either for the purpose for which this report has been requested or for any other purpose.

We compared the electronic submission of the items listed in the "UFRS Rule Information" column with the corresponding printed documents listed in the "Hard Copy Documents" column. The results of the performance of our agreed-upon procedure indicate agreement or non-agreement of the electronically submitted information and hard copy documents as shown in the chart below.

We were engaged to perform an audit in accordance with the HUD Consolidated Audit Guide by Newport-89 LDHA LP as of and for the year ended 12/31/2005, and have issued our reports thereon dated 03/06/2006. The information in the "Hard Copy Documents" column was included within the scope or was a by-product of that audit. Further, our opinion on the fair presentation of the supplemental information dated 03/06/2006, was expressed in relation to the basic financial statements of Newport-89 LDHA LP taken as a whole.

A copy of the reporting package, required by the HUD Consolidated Audit Guide, which includes the auditor's reports, is available in its entirety from NEWPORT-89, LDHALP. We have not performed any additional auditing procedures since the date of the aforementioned audit reports. Further, we take no responsibility for the security of the information transmitted electronically to the U.S. Department of Housing and Urban Development, REAC.

This report is intended solely for the information and use of NEWPORT-89, LDHALP and the U.S. Department of Housing and Urban Development, REAC, and is not intended to be and should not be used by anyone other than these specified parties.

PROCEDURE	UFRS RULE INFORMATION	HARD COPY DOCUMENTS	AGREES	DOES NOT AGREE
1	Balance Sheet, Revenue and	Financial Data Templates		

	Expense and Cash Flow data (account numbers 1120 to 7100T and the S1200 series)	(i.e Supplemental Schedules)	◉	○
2	Surplus Cash (S1300 series accounts) Note: Cooperatives are exempt from submitting surplus cash accounts.	Financial Data Templates (i.e. Computation of Surplus Cash, Distributions and Residual Receipts - (Annual))	◉	○
3	Footnotes(S3100 series of accounts)	Footnotes to Audited Basic Financial Statements	◉	○
4	Type of opinion on the Financial Statement and Compliance (account number S2100-020, S2300-020)	Auditor's Reports on the Financial Statements and Compliance	◉	○
5	Type of opinion on Financial Data Templates (i.e. Supplemental Data) (account S2100-100)	Auditor's Supplemental Report on Financial Data Templates	◉	○
6	Audit findings narrative (S2700 series of accounts)	Schedule of Findings and Questioned Costs	◉	○

Firm Name Employer	BDO Seidman LLP-Troy
Employer Identification Number	135381590
Date	03/29/2006
Attesting Practitioner's First Name	Fred
Attesting Practitioner's Middle Name	
Attesting Practitioner's Last Name	Rozelle
Attesting Practitioner's Title	
Attesting Practitioner's Telephone	248-362-2100
Attesting Practitioner's Fax	
Attesting Practitioner's E-mail	

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